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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY


     KNOWN ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of UNITED STATES SURGICAL CORPORATION, a Delaware corporation (the "Corporation"), in connection with the filing with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended (the "Act") a Registration Statement on Form S-3 with respect to the registration under the Act of 8,870,000 Depositary Shares, each representing a one-fiftieth interest in a share of the Company's Series A Convertible Preferred Stock, $5.00 par value, of 177,400 shares of the Series A Preferred Stock, and of 8,870,000 shares of the Company's common stock, par value $.10 per share, issuable on conversion or redemption of the Series A Preferred Stock, hereby constitutes and appoints Thomas R. Bremer and Howard M. Rosenkrantz such undersigned's true and lawful attorneys-in-fact and agents, and each of them with full power to act without the other as such undersigned's true and lawful attorney-in-fact and agent, for and in the name, place and stead of such undersigned, in any and all capacities, to sign said Registration Statement and any and all future amendments thereto and to file said Registration Statement and each such future amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such undersigned might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

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     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 26th day of April, 1994.

/s/  LEON C. HIRSCH                           /s/  DOUGLAS L. KING
- ------------------------------------------    ------------------------------------------
Leon C. Hirsch                                Douglas L. King
Chairman of the Board, President,             Director
Chief Executive Officer and Director
(Principal Executive Officer)

/s/  BRUCE S. LUSTMAN                         /s/  WILLIAM F. MAY
- ------------------------------------------    ------------------------------------------
Bruce S. Lustman                              William F. May
Director                                      Director

/s/  TURI JOSEFSEN                            /s/  MARIANNE SCIPIONE
- ------------------------------------------    ------------------------------------------
Turi Josefsen                                 Marianne Scipione
Director                                      Director

/s/  JOHN A. BOGARDUS, JR.                    /s/  DOUGLAS T. TANSILL
- ------------------------------------------    ------------------------------------------
John A. Bogardus, Jr.                         Douglas T. Tansill
Director                                      Director

/s/  THOMAS R. BREMER                         /s/  HOWARD M. ROSENKRANTZ
- ------------------------------------------    ------------------------------------------
Thomas R. Bremer                              Howard M. Rosenkrantz
Director                                      Senior Vice President, Finance,
                                              Chief Financial Officer
                                              (Principal Financial Officer)